EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Nicholas Galeone, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the UBS Commercial Mortgage Trust 2018-C15 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Primary Servicer for the Christiana Mall Mortgage Loan, Wells Fargo Bank, National Association, as Special Servicer for the Christiana Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Christiana Mall Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Christiana Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Christiana Mall Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Christiana Mall Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Christiana Mall Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Pier 1 Imports Headquarters Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Pier 1 Imports Headquarters Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Pier 1 Imports Headquarters Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Pier 1 Imports Headquarters Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Pier 1 Imports Headquarters Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Ellsworth Place Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Ellsworth Place Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Ellsworth Place Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Ellsworth Place Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Ellsworth Place Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Ellsworth Place Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Ellsworth Place Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Ellsworth Place Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Heartland Dental Medical Office Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Heartland Dental Medical Office Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Heartland Dental Medical Office Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Heartland Dental Medical Office Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Heartland Dental Medical Office Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Regency Properties Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Regency Properties Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Regency Properties Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Regency Properties Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Regency Properties Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Nebraska Crossing Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Nebraska Crossing Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Nebraska Crossing Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Nebraska Crossing Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Nebraska Crossing Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Clevelander South Beach Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Clevelander South Beach Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Clevelander South Beach Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Clevelander South Beach Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Clevelander South Beach Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Saint Louis Galleria Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Saint Louis Galleria Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Saint Louis Galleria Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Saint Louis Galleria Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Saint Louis Galleria Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Staples Strategic Industrial Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Staples Strategic Industrial Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Staples Strategic Industrial Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Staples Strategic Industrial Mortgage Loan, and Pentalpha Surveillance LLC, as Operating Advisor for the Staples Strategic Industrial Mortgage Loan.

Dated: October 28, 2019

/s/ Nicholas Galeone

President

(senior officer in charge of securitization of the depositor)